Exhibit 10.5

CHARTER COMMUNICATIONS, INC.

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

CHARTER COMMUNICATIONS, INC.
AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

1.	Purpose.

The purpose of this Plan is to strengthen Charter Communications, Inc., a Delaware corporation (the “Company”), by providing an incentive to the employees, officers, consultants and directors of the Company, its Subsidiaries and Affiliates and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise.  It is intended that this purpose be achieved by extending to employees (including future employees who have received a written offer of employment), officers, consultants and directors of the Company, its Subsidiaries and Affiliates an added long-term incentive for high levels of performance and unusual efforts through the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Units and Performance Shares, Share Awards, Phantom Stock, Restricted Stock Units and Restricted Stock (as each term is herein defined).

2.	Definitions.

For purposes of the Plan:

“Affiliate” means, with respect to any person or entity, any entity, directly or indirectly, controlled by, controlling or under common control with such person or entity.

“Agreement” means the written agreement or other instrument evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.  An Agreement may be in the form of an agreement to be agreed to by both the Optionee or Grantee and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee.

“Award” means a grant of Restricted Stock, a Restricted Stock Unit, Phantom Stock, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award or any or all of them.

“Board” means the Board of Directors of the Company.

“Cause” means:

(a)           in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Participant and the Company or Subsidiary, which employment agreement includes a definition of “Cause” (or similar term), the term “Cause” as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

(b)           in all other cases, the Participant (i) has committed any crime; (ii) has committed any act of fraud knowing material misrepresentation or concealment, embezzlement or gross dishonesty; (iii) has committed any act of sex discrimination or sexual harassment under the provisions of any Federal, state or local law, resulting in any of the above cases in a material financial loss to the Company or damage to the reputation of the Company; (iv) has refused to comply with the lawful directives of the Board or of the Participant’s supervisors; (v) has breached any fiduciary duty to the Company or has engaged in conduct which constitutes gross negligence or willful misconduct; (vi) fails to adhere in any material respect to (x) the Company’s Code of Conduct in effect from time to time or (y) any written Company policy, if such policy is material to the effective performance by Participant of Participant’s duties; (vii) Participant’s conviction of, the entering of a guilty plea or plea or nolo contendere or no contest (or the equivalent), or entering into any pretrial diversion program or agreement or suspended imposition of sentence, with respect to either a felony or a crime that adversely affects or could reasonably be expected to adversely affect the Company or its business reputation; or the institution of criminal charges against Participant which are not dismissed within sixty (60) days after institution, for fraud, embezzlement, any felony offense involving dishonesty or constituting a breach of trust, or any felony (including without limitation a crime in any jurisdiction other than the United States or any state thereof in which Company does business which would constitute such a felony under the laws of the United States or any state thereof); (viii) Participant’s admission of liability of, or finding of liability, for a knowing and deliberate violation of any “Securities Laws” (as used herein, the term “Securities Laws” means any federal or state law, rule or regulation governing generally the issuance or exchange of securities, including without limitation the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder); or (ix) Participant’s illegal possession or use of any controlled substance, or excessive use of alcohol at a work function, in connection with Participant’s duties, or on Company premises; “excessive” meaning either repeated unprofessional use or any single event of consumption giving rise to significant intoxication or unprofessional behavior.

“Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, property dividend, cash dividend (other than regular, quarterly dividends), combination or exchange of Shares, repurchase of Shares, change in corporate structure or otherwise.

A “Change in Control” means:

(a)           in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Participant and the Company or a Subsidiary, which employment agreement includes a definition of “Change in Control” (or similar term), the term “Change in Control” as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

(b)           in all other cases, the occurrence of any of the following:

(i)           an acquisition of any voting securities of the Company by any “Person” or “Group” (as those terms are used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, in determining whether a Change in Control has occurred pursuant to this definition, Shares or voting securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.  A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any Subsidiary or Affiliate of the Company, (ii) the Company or any Subsidiary of the Company, (iii) an underwriter acquiring such voting securities in connection with a public offering of such securities; or (iv) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(ii)           The individuals who, as of June 30, 2009 are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least one half of the members of the Board or, following a Merger which results in a Parent Corporation (as defined in paragraph (iii)(A)(l) below), the board of directors of the Parent Corporation; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least one half of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(iii)           The consummation of:

(A)           A merger, consolidation, reorganization or similar transaction involving the Company or in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.”  A “Non-Control Transaction” shall mean a Merger where:

(1)           the stockholders of the Company, immediately before such Merger own directly or indirectly immediately following such Merger more than fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the “Surviving Corporation”), or (y) if any Person or Group, directly or indirectly, owns fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation (such Person or Group shall be defined as a “Parent Corporation”), the Parent Corporation;

(2)           the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, or (y) the Parent Corporation, if the Parent Corporation, directly or indirectly, owns fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation; and

(3)           no Person other than (a) the Company, (b) any Subsidiary of the Company, (c) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Subsidiary or Affiliate of the Company, or (d) any Person who, immediately prior to such Merger had Beneficial Ownership of fifty percent (50%) or more of the then outstanding voting securities or Shares, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, or (y) the Parent Corporation, if the Parent Corporation, directly or indirectly, owns fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation.

(B)           A complete liquidation or dissolution of the Company (other than where assets of the Company are transferred to or remain with Subsidiaries of the Company); or

(C)           The sale or other disposition of all or substantially all of the assets of the Company, directly or indirectly, to any Person (other than a transfer to a Subsidiary of the Company, including, without limitation, the Allen Entities, if and only if the Allen Entities are Affiliates (individually or collectively) of the Company immediately prior to such sale or other disposition, or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company’s stockholders of the stock of a Subsidiary or Affiliate of the Company or any other assets).

Notwithstanding the foregoing, for 409A Awards that are settled or distributed upon a “Change in Control,” the foregoing definition shall only apply to the extent the applicable event otherwise constituting a “Change in Control” would also constitute a “change in control event” under Code Section 409A.

Unless otherwise provided in an employment agreement between a Participant and the Company, notwithstanding the foregoing a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or voting securities as a result of the acquisition of Shares or voting securities by the Company which, by reducing the number of Shares or voting securities then outstanding, increases the proportional number of Shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or voting securities which increases the percentage of the then outstanding Shares or voting securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

Unless otherwise provided in an employment agreement between the Participants and the Company, if a Participant’s employment is terminated (A) by the Company without Cause within the thirty (30) day period immediately preceding a Change in Control or (B) by the Company without Cause preceding a Change in Control at the written request of a third party (or such third party’s agent) who has indicated an intention or taken steps reasonably calculated to effect a Change in Control, such termination shall be deemed to have occurred after a Change in Control for purposes of this Plan provided a Change in Control shall actually have occurred.

“Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Committee” means at least one committee, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

“Company” means Charter Communications, Inc., a Delaware Corporation.

“Director” means a director of the Company.

“Disability” means:

(a)           in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Participant and the Company or Subsidiary, which employment agreement includes a definition of “Disability” (or similar term), the term “Disability” as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; or

(b)           in all other cases, the term “Disability” as used in this Plan or any Agreement shall mean a physical or mental infirmity which impairs the Participant’s ability to perform substantially his or her duties, and for which the Participant is also receiving benefits under the Company’s long-term disability plan, if any, then in effect.

Notwithstanding the foregoing, for 409A Awards that are settled or distributed upon a “Disability,” “Disability” shall mean that a Participant is disabled under Treasury Regulation Section 1.409A-3(i)(4)(i).

“Division” means any of the operating units or divisions of the Company or Subsidiary designated as a Division by the Committee in its discretion.

“Dividend Equivalent Right” means a right to receive all or some portion of the dividends that are or would be payable with respect to Shares, payable in either cash or Shares.

“Eligible Individual” means any of the following individuals who is designated by the Committee in its discretion as eligible to receive Options or Awards subject to the conditions set forth herein:  (a) any director, officer or employee of the Company or a Subsidiary or Affiliate of the Company, (b) any individual to whom the Company, or a Subsidiary or an Affiliate of the Company, has extended a formal offer of employment, so long as the grant of any Option or Award shall not become effective until the individual commences employment or (c) any consultant or advisor of the Company or a Subsidiary.  Notwithstanding the foregoing, the eligibility and/or participation of those employees represented by a collective bargaining representative shall be governed solely by the results of good faith negotiations between the Company and such employees’ representative and/or by the express terms of any collective bargaining agreement resulting therefrom.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any date means the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or if there were no reported transaction for such date, the opening transaction price as reported by such exchange for the first trading date following the date by which such value is being determined on the next preceding date, or if such Shares are not so listed or admitted to trading, the average of the high and low sales price per Share on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted or, if there have been no regularly quoted or reported high and low sales prices with respect to Shares on such date, the Fair Market Value shall be the value established by the Board or the Committee in good faith.  Notwithstanding the foregoing, Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR may be determined in any manner permitted by Code Section 409A.

"Good Reason”, in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Participant and the Company or Subsidiary, which employment agreement includes a definition of “Good Reason”, as used in this Plan or any Agreement, shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; otherwise, “Good Reason” means the occurrence after a Change in Control of any of the events or conditions described in subsections (1) through (7) hereof:, so long as the Participant provides notice of the existence of such breach within ninety (90) days of the Participant’s knowledge of such breach, and the Company does not remedy such breach within ninety (90) days of receipt of such notice:

(1)           a change in the Participant’s status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from his status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; the assignment to the Participant of any duties or responsibilities which are inconsistent with his status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; or any removal of the Participant from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Participant other than for Good Reason;

(2)           a reduction in the Participant’s base salary or any failure to pay the Participant any compensation or benefits to which he is entitled within five (5) days of notice by the Participant to the Company of such failure;

(3)           the Company’s or any Subsidiary’s requiring the Participant to be based at any place more than fifty (50) miles from the Participant’s principal place of employment, except for reasonably required travel on the Company’s business which is not materially greater than such travel requirements prior to the Change in Control or relocation pursuant to a voluntary change in position;

(4)           the failure by the Company, any Subsidiary or an Affiliate to provide the Participant with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Participant was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter;

(5)           the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company or Subsidiary, which petition is not dismissed within sixty (60) days;

(6)           any purported termination of the Participant’s employment for Cause by the Company which does not comply with the terms of such definition; or

(7)           the failure of the Company or Successor to obtain an agreement from any Successors and Assigns to assume and agree to perform this Plan, as contemplated in Section 16 hereof.

Any event or condition described in subsections (1) through (7) hereof which occurs prior to a Change in Control but which the Participant reasonably demonstrates (A) was at the request of a third party, or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes of the Plan notwithstanding that it occurred prior to the Change in Control.

“Grantee” means a person to whom an Award has been granted under the Plan.

“Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

“Nonemployee Director” means a director of the Company who is a “non-employee director” under Rule 16b-3 of the Exchange Act.

“Nonqualified Stock Option” means an Option which is not an incentive stock option as defined under Code Section 422.

“Option” means a Nonqualified Stock Option or an ISO.

“Optionee” means a person to whom an Option has been granted under the Plan.

“Outside Director” means a director of the Company who is an “outside director” within the meaning of Code Section 162(m) and the regulations promulgated thereunder.

“Participant” means any Eligible Individual to whom Options and/or Awards have been granted from time to time by the Committee and any authorized transferee of such individual.

“Performance Awards” means Performance Units, Performance Shares or either or both of them.

“Performance-Based Compensation” means any Option or Award that is intended to constitute “performance based compensation” within the meaning of Code Section 162(m)(4)(C) and the regulations promulgated thereunder.

“Performance Cycle” means the time period specified by the Committee in its discretion at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

“Performance Objectives” has the meaning set forth in Section 10.

“Performance Shares” means Shares issued or transferred to an Eligible Individual under Section 10.

“Performance Units” means Performance Units granted to an Eligible Individual under Section 10.

“Phantom Stock” means a right granted to an Eligible Individual under Section 11 representing a number of hypothetical Shares.

“Plan” means this Charter Communications, Inc. 2009 Stock Incentive Plan, as amended from time to time.

“Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 9.

“Restricted Stock Unit” means an Award granted to an Eligible Individual pursuant to Section 9 pursuant to which Shares or cash in lieu thereof may be issued in the future.

“Retirement” means a termination of employment with the Company or a Subsidiary (i) after age 55, (ii) with the sum of the employee’s age and years of service equaling

70 or more, and (iii) following one or more years of service from the date of grant.  For the purposes of this definition, “years of service” shall include years of service with the Company, as well as any years of service with an Affiliate or Subsidiary but only during such time as those entities are Affiliates or Subsidiaries.

“Share Award” means an Award of Shares granted pursuant to Section 11.

“Shares” means the Class A Common Stock, par value $.01 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

“Stock Appreciation Right” or “SAR” means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 7 hereof.

“Subsidiary” means any entity, whether or not incorporated, in which the Company, directly or indirectly, (i) owns thirty-five percent (35%) or more of the outstanding equity or other ownership interests, (ii) owns thirty-five percent (35%) or more of the outstanding voting power, or (iii) has sole management responsibility.  With respect to the grant and administration of Incentive Stock Options, “Subsidiary” shall have the meaning set forth in Code Section 424(f).

“Successors and Assigns” for purposes of the Plan, shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company or a Subsidiary whether by operation of law or otherwise, and any affiliate of such Successors and Assigns.

“Ten Percent Holder” means an employee (together with persons whose stock ownership is attributed to the employee pursuant to Code Section 424(d)) who, at the time an Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company.

“409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. “Non-409A Awards” means Awards other than 409A Awards. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock units on terms that will qualify those Awards as 409A Awards, Options, SARs exercisable for Stock, and Restricted Stock units are intended to be designed to qualify as Non-409A Awards unless otherwise expressly specified by the Committee.

3.	Administration.

3.1. The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan.  The Committee shall keep minutes of its meetings.  If the Committee consists of more than one (1) member, a quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action.  Any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held.  The Committee shall consist of one (1) or more Directors and may consist of the entire Board; provided, however, (A) if the Committee consists of less than the entire Board, then with respect to any Option or Award to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two (2) Directors, each of whom shall be a Nonemployee Director and (B) to the extent necessary for any Option or Award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two (2) Directors, each of whom shall be an Outside Director.  For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director and an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting.

3.2. Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons, including but not limited to, a subcommittee comprised of one or more member(s) of the Committee, pursuant to such conditions or limitations as the Committee may establish, and may grant authority to officers or subcommittee members to grant Awards and/or execute agreements or other documents on behalf of the Committee; provided that (i) the Committee may not authorize any such officer or subcommittee member to designate himself or herself as a recipient of any Option or Award and (ii) the resolution authorizing any officer or subcommittee member to grant Options or Awards shall specify the total number of Options or Awards such officer may grant.  In the event that the Committee’s authority is delegated to officers or subcommittee members in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such individual for such purpose.  Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

3.3. No member of the Committee or the Board or any person designated pursuant to Section 3.2 shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder.  The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

3.4. Subject to the express terms and conditions set forth herein, the Committee shall have the power and the discretion from time to time to:

(a) determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Option, (including, but not limited to, the exercise or purchase price (if any), the duration of each Option, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Option and the Shares relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion), and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

(b) select those Eligible Individuals to whom Awards shall be granted under the Plan and to determine the number of Shares in respect of which each Award is granted, the terms and conditions (which need not be identical) of each such Award  (including, but not limited to, the exercise or purchase price (if any), the duration of each Award, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Shares relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion), and make any amendment or modification to any Agreement consistent with the terms of the Plan;

(c) to construe and interpret the Plan and the Options and Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective.  All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

(d) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

(e) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

(f) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan;

(g) engage an agent to (i) maintain records of Participants and holdings under the Plan, (ii) execute sales transactions in Shares at the direction of an Optionee or Grantee, (iii) deliver sales proceeds as directed by an Optionee or Grantee, (iv) hold Shares owned without restriction at the direction of the Optionee or Grantee and (v) engage in such other activities as the Committee determines from time to time necessary to administer the Plan; and

(h) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

Notwithstanding the foregoing, the participation of an Eligible Individual represented by a collective-bargaining representative shall also be governed by the results of good-faith collective bargaining and/or any collective bargaining agreement resulting therefrom.

4.	Stock Subject to the Plan; Grant Limitations.

4.1. Awards under the Plan may be in the form of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Units and Performance Shares, Share Awards, Phantom Stock, Restricted Stock Units and

Restricted Stock, cash payments and such other forms as the Committee in its discretion deems appropriate, including any combination of the above.  Unless otherwise determined by the Committee, no fractional Shares shall be issued under the Plan nor shall any right be exercised under the Plan with respect to a fractional Share.

4.2. Subject to adjustment pursuant to Section 13, the maximum number of Shares that may be made the subject of Options and Awards granted under the Plan is 7,696,786.  The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board in its discretion.  The aggregate number of Shares subject to Options and/or Stock Appreciation Rights granted under this Plan during any calendar year to any one Participant shall not exceed 1,000,000 which number shall be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any Option and/or Award intended to qualify as “performance-based compensation” under Code Section 162(m).  The maximum number of Shares that may be granted under this Plan during any calendar year to any one Participant as Performance Shares or Performance Units (in either case, denominated in Shares) shall not exceed 1,000,000, which number shall be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any such Performance Shares or Performance Units intended to qualify as “performance-based compensation” under Code Section 162(m).  The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 7,696,786 which number shall be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any Option intended to qualify as an Incentive Stock Option under Code Section 422. The maximum cash amount payable pursuant to an Award denominated in cash and granted in any calendar year to any Participant under this Plan that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall not exceed $6,000,000.

4.3. Upon the granting of an Option or an Award, the number of Shares available under Section 4.2 for the granting of further Options and Awards shall be reduced as follows:  in connection with the granting of an Option or an Award (other than the granting of a Performance Unit denominated in dollars), the number of Shares shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated; provided, however, that (i) if any Option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment of the exercise price, the maximum number of Shares available under Section 4.2 shall be increased by the number of Shares so tendered and (ii) upon settlement of Stock Appreciation Rights, the maximum number of Shares available under Section 4.2 shall be increased by the excess of (x) the number of Shares covered by portion of the Stock Appreciation Right exercised, over (y) the number of Shares delivered in connection with the settlement of the Stock Appreciation Right.

4.4. Whenever any outstanding Option or Award or portion thereof expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares) or is otherwise terminated for any reason without having been exercised or payment having been made by issuance of Shares in respect of the Option or Award, the Shares allocable to the expired, canceled, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

5.	Option Grants for Eligible Individuals.

5.1. Authority of Committee.  Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to such Eligible Individuals shall be set forth in an Agreement.  An Award of Options may include Incentive Stock Options, Non-Qualified Stock Options, or a combination thereof; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or a Subsidiary and no Incentive Stock Option shall be granted more than ten years after the earlier of (i) the date this Plan is adopted by the Board or (ii) the date this Plan is approved by the Company’s shareholders.

5.2. Exercise Price.  Subject to Section 6.5, the purchase price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee in its discretion and set forth in the Agreement; provided, however, unless otherwise determined by the Committee, the exercise price per Share under each Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted unless the Options are substituted for options issued by another company where the Company or a Subsidiary acquires (whether by purchase, merger, or otherwise) all or substantially all of outstanding capital stock or assets of another company or in the event of any reorganization or other transaction qualifying under Code Section 424.

5.3. Maximum Duration.  Options granted hereunder shall be for such term as the Committee shall determine in its discretion, provided that an Option shall not be exercisable after the expiration of ten (10) years from the date it is granted.  Unless the Committee provides otherwise in the Agreement or in an employment agreement between the Optionee and the Company, subject to the preceding sentence in this Section 5.3, an Option (i) may, upon the death, Disability or Retirement of the Optionee prior to the expiration of the Option, be exercised for up to two (2) years following the date of the Optionee’s death, Disability or Retirement, as applicable, but in any event no later than the original expiration date, (ii) may, following the voluntary termination of service by the Optionee or a termination other than for Cause, be exercised for up to sixty (60) days following the date of termination, but in any event no later than the original expiration date, and (iii) shall, in the event of a termination of service for Cause, be terminated effective immediately prior to such termination, whether or not such Option was then exercisable and, provided further, that termination for this purpose is the later of (x) with respect to an Optionee who upon termination of employment as an employee remains an Eligible Individual shall occur only when the Optionee is no longer an Eligible Individual and (y) with respect to an Optionee who is receiving severance payments shall occur when such payments cease, provided Optionee enters into a release in the form acceptable to the Company. The Committee may, in its discretion, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the first sentence hereof.

5.4. Vesting.  Subject to Section 6.4 addressing the effect of a Change in Control, each Option shall entitle the Eligible Individual to purchase, in whole at any time or in part from time to time, twenty-five percent (25%) of the total number of Shares covered by the Option as of the first anniversary of the date of grant and an additional twenty-five percent (25%) of the total number of Shares covered by the Option after the expiration of each of the second, third and fourth anniversaries of the date of grant while the Optionee is an Eligible Individual; provided however, that Options (i) may become exercisable in such other installments (which need not be equal) and at such times as may be designated by the Committee in its discretion and set forth in the Agreement and (ii) unless the Committee provides otherwise in the Agreement or in an employment agreement between the Optionee and the Company, shall continue to vest only while the Optionee is an Eligible Individual.  Notwithstanding the foregoing, the vesting of any Option shall continue during the period the Optionee is receiving severance payments provided Optionee enters into a release in the form acceptable to the Company.  To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.  The Committee may, in its discretion permit the continued vesting or, accelerate the exercisability of any Option or portion thereof at any time.

5.5. Option Repricing.  Notwithstanding anything contained in this Plan to the contrary, the Committee may, in its sole discretion, approve an Option repricing without stockholder approval.  For the purposes of the preceding sentence, an “Option repricing” shall include reducing the exercise price per share of any outstanding Option, permitting the cancellation, forfeiture or tender of outstanding Options in exchange for other Awards or for new Options with a lower exercise price per Share, by any other method repricing or replacing any outstanding Option, or taking any other action deemed to be a “repricing” under the rules of the national securities exchange or other market on which the Shares are listed or admitted to trading.

6.	Terms and Conditions Applicable to All Options.

6.1. Non-Transferability.

(a) No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative.  Notwithstanding the foregoing, the Committee may, in its discretion, set forth in the Agreement evidencing an Option at the time of grant or thereafter, that the Option may be transferred to members of the Optionee’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Optionee.  For this purpose, immediate family means the Optionee’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren.  The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

(b) Notwithstanding anything to the contrary herein, including, without limitation, the provisions of Section 5.3, if an Option has been transferred in accordance with this Section 6.1, the Option shall be exercisable solely by the transferee.  The Option shall remain subject to the provisions of the Plan, including that it shall be exercisable only to the extent that the Optionee or Optionee’s estate would have been entitled to exercise it if the Optionee had not transferred the Option.  Unless otherwise provided in the Optionee’s Agreement, in the event of the death of the Optionee prior to the expiration of the right to exercise the transferred Option, the period during which the Option shall be exercisable shall terminate on the date one (1) year following the date of the Optionee’s death.  In the event of the death of the transferee prior to the expiration of the right to exercise the Option, the period during which the Option shall be exercisable by the executors, administrators, legatees and distributees of the transferee’s estate, as the case may be, shall terminate on the date one (1) year following the date of the transferee’s death.  In no event, however, shall the Option be exercisable after the expiration of the Option period set forth in the terms and conditions of the Agreement.  The Option shall be subject to such other rules as the Committee shall determine in its discretion.

6.2. Method of Exercise.  The exercise of an Option shall be made only by a written notice delivered in person, electronically or by mail to the Company (or its designee) specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted; provided, however, that Options may not be exercised by an Optionee for six (6) months following a hardship distribution to the Optionee, to the extent such exercise is prohibited under Treasury Regulation § 1.401(k)-1(d)(3)(B)(2)(iv)(E)(2).  The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid, in any of the following forms (or any combination thereof): (a) cash, (b) the transfer of Shares, either actually or by attestation, to the Company, such transfer to be upon such terms and conditions as determined by the Committee in its discretion, (c) withholding of Shares deliverable upon exercise or (d) a combination of any of the foregoing or such other methods as determined by the Committee in its discretion; provided, however, that the Committee may determine at any time in its discretion that the exercise price shall be paid only in cash.  In addition, if Shares are regularly traded on an established securities market at the time of exercise, Options may be exercised through a registered broker-dealer pursuant to such “same day sale” procedures which are, from time to time, deemed acceptable by the Committee in its discretion.  Any Shares transferred to or withheld by the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the date of exercise of such Option.  If requested by the Committee in its discretion, the Optionee shall deliver the Agreement evidencing the Option to the Company (or its designee) who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee.  Unless otherwise determined by the Committee in its discretion, no fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

6.3. Rights of Optionees.  No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares to the Optionee, and (c) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company.  Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

6.4. Effect of Change in Control.  Notwithstanding any other provision contained in this Plan, except as otherwise provided in an Agreement or employment agreement between the Optionee and the Company, in the event of a Change in Control, any unvested Options issued under this Plan to any Optionee shall vest and become fully exercisable, subject to the provisions of Section 12.2, upon (i) the termination by the Company, Subsidiary, or Affiliate of the Optionee’s employment other than for Cause during the thirteen (13)  month period following the Change in Control (taking into account the deemed termination provisions of the last paragraph of such definition) or (ii) the termination of the Optionee’s employment for Good Reason, during the thirteen (13)  month period following the Change in Control (taking into account the deemed termination provisions of the last paragraph of such definition).  Except as otherwise provided in an employment agreement between the Optionee and the Company, in the event of a Change in Control, the Committee may, in its discretion, do one or more of the following:  (i) shorten the period during which Options are exercisable (provided they remain exercisable for at least thirty (30) days after the date on which notice of such shortening is given to the Optionees); (ii) arrange to have the surviving or successor entity assume the Options or grant replacement options with appropriate adjustments in the Option prices and adjustments in the number and kind of securities issuable upon exercise so that the options or their replacements either (A) represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of a Change in Control with respect to or in exchange for the number of Shares purchasable and receivable upon the exercise of the Options had such exercise occurred in full prior to such Change in Control, or (B) represent the right to purchase equity securities of such surviving or successor entity, but only if such equity securities are actively traded on an established securities market or (iii) cancel the Options upon the payment to the Optionee in cash and/or securities of the surviving or successor entity (but only if such securities are actively traded on an established securities market) with respect to each Option to the extent then exercisable (including any Options as to which the exercise has been accelerated in accordance with this Section 6.4), of an amount that is equal to the Fair Market Value of the Shares subject to the Option or portion thereof over the aggregate exercise price for such Shares under the Option or portion thereof surrendered at the effective time of the Change in Control.  The Committee may, in its discretion, also provide for one or more of the foregoing alternatives in any particular Option Agreement.

6.5. ISOs.  Notwithstanding anything to the contrary in Section 5 and this Section 6, in the case of the grant of an Option intending to quality as an ISO: (i) if the Optionee is a Ten Percent Holder, the purchase price of such Option must be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an ISO was granted ceases to be an employee (as determined in accordance with Code Section 3401(c) and the regulations promulgated thereunder) of the Company and its Subsidiaries.  Notwithstanding anything in Section 5 and this Section 6 to the contrary, Options designated as ISOs shall not be eligible for treatment under the Code as ISOs to the extent that either (a) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Code Section

422).  Should any Option granted under this Plan be designated an “Incentive Stock Option,” but fail, for any reason, to meet the requirements of the Code for such a designation, then such Option shall be deemed to be a Non-Qualified Stock Option and shall be valid as such according to its terms.

7.	Stock Appreciation Rights.

The Committee may, in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement.  If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine in its discretion) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

7.1. Time of Grant.  A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

7.2. Stock Appreciation Right Related to an Option.

(a) Exercise.  A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable.

(b) Amount Payable.  Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share exercise price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised.  Notwithstanding the foregoing, the Committee may, in its discretion, limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(c) Treatment of Related Options and Stock Appreciation Rights Upon Exercise.  Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

7.3. Stock Appreciation Right Unrelated to an Option. The Committee may, in its discretion, grant to Eligible Individuals Stock Appreciation Rights unrelated to Options.  Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 7.7), vesting and duration as the Committee shall determine in its discretion, but in no event shall they have a term of greater than ten (10) years.  Unless the Committee provides otherwise in the Agreement or in an employment agreement between the Grantee and the Company, subject to the preceding sentence in this Section 7.3, a Stock

Appreciation Right (i) may, upon the death, Disability or Retirement of the Grantee prior to the expiration of the Stock Appreciation Right, be exercised for up to two (2) years following the date of the Grantee’s death, Disability or Retirement, but in any event no later than the expiration date, as applicable, (ii) may, following the voluntary termination of service by the Grantee or a termination other than for Cause, be exercised for up to sixty (60) days following the date of termination, but in any event no later than the expiration date, and (iii) shall, in the event of a termination of service for Cause, be terminated effective immediately prior to such termination, whether or not such Stock Appreciation Right was then exercisable.  Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised.

7.4. Non-Transferability.  No Stock Appreciation Right shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative.  The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

7.5. Method of Exercise.  Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person, electronically or by mail to the Company (or its designee) specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised.  If requested by the Committee in its discretion, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Company (or its designee) who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

7.6. Form of Payment.  Payment of the amount determined under Sections 7.2(b) or 7.3 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares.  If the Committee, in its discretion, decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

7.7. Effect of Change in Control.  Notwithstanding any other provision contained in this Plan, except as otherwise provided in an Agreement or employment agreement between the Grantee and the Company, in the event of a Change in Control, any unvested Stock Appreciation Rights issued under this Plan to any Grantee shall vest and become fully exercisable, subject to the provisions of Section 12.2, upon (i) the termination by the Company, Subsidiary, or Affiliate of the Grantee’s employment other than for Cause, during the thirteen (13)  month period following the Change in Control (taking into account the deemed termination provisions of the last paragraph of such definition) or (ii) the termination of the Grantee’s employment for Good Reason, during the thirteen (13)  month period following the Change in Control (taking into account the deemed termination provisions of the last paragraph of such definition).  Except as otherwise provided in an employment agreement between the Grantee and the Company, in the event of a Change in Control, the Committee may, in its discretion, do one or more of the following:  (i) shorten the period during which Stock Appreciate Rights are exercisable (provided they remain exercisable for at least thirty (30) days after the date on which notice of such shortening is given to the Grantees); (ii) arrange to have the surviving or successor entity assume the Stock Appreciation Rights or grant replacement Stock Appreciation Rights with appropriate adjustments so that the Stock Appreciation Rights or their replacements represent the right to receive cash as may be payable as a result of a Change in Control with respect to the amount of cash receivable upon the exercise of the Stock Appreciation Rights had such exercise occurred in full prior to such Change in Control, or (iii) cancel Stock Appreciation Rights upon the payment to the Grantees in cash and/or securities of the surviving or successor entity (but only if such securities are actively traded on an established securities market) with respect to each Stock Appreciation Rights to the extent then exercisable (including any Stock Appreciation Rights as to which the exercise has been accelerated in accordance with this Section 7.7), of an amount that is equal to the Fair Market Value of the Shares subject to the Stock Appreciation Right or portion thereof over the aggregate exercise price for such Shares under the Stock Appreciation Right or portion thereof surrendered at the effective time of the Change in Control.  The Committee may, in its discretion, also provide for one or more of the foregoing alternatives in any particular Agreement.

8.	Dividend Equivalent Rights.

Dividend Equivalent Rights may be granted to Eligible Individuals in tandem with an Option or Award or as a separate Award.  The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted.  Amounts payable in respect of Dividend Equivalent Rights may be payable currently or deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate.  In the event that the amount payable in respect of Dividend Equivalent Rights is to be deferred, the Committee shall, in its discretion, determine whether such amount is to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares.  If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee may, in its discretion, determine.  Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments as the Committee, in its discretion, determines.

9.	Restricted Stock and Restricted Stock Units.

9.1. Grant.  The Committee may, in its discretion, grant Awards to Eligible Individuals of Restricted Stock and/or Restricted Stock Units, which shall be evidenced by an Agreement.  Restricted Stock is a grant or issuance of Shares the retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates of Restricted Stock.  For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VESTING CONDITIONS AND CERTAIN RESTRICTIONS ON TRANSFER, SALE AND HYPOTHECATION AND CERTAIN REPURCHASE RIGHTS.  A COMPLETE STATEMENT OF THE TERMS AND CONDITIONS GOVERNING SUCH RESTRICTIONS IS SET FORTH IN THE CHARTER COMMUNICATIONS, INC. 2009 STOCK INCENTIVE PLAN AND IN A RESTRICTED STOCK AWARD AGREEMENT. A COPY OF THE PLAN AND AWARD AGREEMENT ARE ON FILE AT THE CORPORATION’S PRINCIPAL OFFICE.”  Awards of Restricted Stock and Restricted Stock Units shall be subject to the terms and provisions set forth below in this Section 9.

9.2. Rights of Grantee.  Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee, to the extent required by the Committee and in the manner specified by the Committee, has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may, in its discretion, require as a condition to the issuance of such Shares.  If a Grantee shall fail, to the extent required by the Committee, to execute the Agreement evidencing a Restricted Stock Award, or any documents which the Committee may, in its discretion, require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void.  At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee.  Unless the Committee in its discretion determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.  Participants shall have no rights as a stockholder with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding Shares on the Company’s stock ledger.

9.3. Non-Transferability.  Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 9.4, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.  No Restricted Stock Unit shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act).

9.4. Lapse of Restrictions.

(a) Generally.  Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse, and Restricted Stock Units shall vest, at such time or times and on such terms and conditions as the Committee may determine in its discretion.  The Agreement evidencing the Award shall set forth any such restrictions.

(b) Effect of Change in Control.  Notwithstanding any other provision contained in this Plan, except as otherwise provided in an Agreement or employment agreement between the Grantee and the Company, in the event of a Change in Control, any restrictions with respect to Restricted Stock issued under this Plan to any Grantee shall lapse and Restricted Stock Units issued under this Plan to any Grantee shall vest, subject to the provisions of Section 12.2, upon (i) the termination by the Company, Subsidiary, or Affiliate of the Optionee’s employment other than for Cause, during the thirteen (13)  month period following the Change in Control (taking into account the deemed termination provisions of the last paragraph of such definition) or (ii) the termination of the Optionee’s employment for Good Reason, during the thirteen (13) month period following the Change in Control (taking into account the deemed termination provisions of the last paragraph of such definition).  Except as otherwise provided in an employment agreement between the Grantee and the Company, in the event of a Change in Control, the Committee may, in its discretion, do one or more of the following:  (i) arrange to have the surviving or successor entity assume the Restricted Stock or Restricted Stock Units or grant replacement Restricted Stock or Restricted Stock Units with appropriate adjustments in the number and kind of securities so that the Restricted Stock or Restricted Stock Unit Award or its replacement either (x) represents the right to receive cash or Shares as may be payable as a result of a Change in Control with respect to the amount of cash or Shares receivable upon the lapse of the restrictions on the Restricted Stock or Restricted Stock Units had such lapse occurred prior to such Change in Control, or (y) represents the right to the equity securities of the surviving or successor entity, but only if such equity securities are actively traded on an established securities market, or (ii) cancel the Restricted Stock or Restricted Stock Unit Award upon the payment to the Grantees in cash and/or securities of the surviving or successor entity (but only if such securities are actively traded on an established securities market), with respect to each Restricted Stock and Restricted Stock Unit Award to the extent then lapsed (including any Restricted Stock and Restricted Stock Units as to which the lapse of restrictions has been accelerated in accordance with this Section 9.4(b)), of an amount that is equal to the Fair Market Value of the Shares subject to the Restricted Stock or Restricted Stock Unit Award surrendered at the effective time of the Change in Control.  The Committee may, in its discretion, also provide for one or more of the foregoing alternatives in any particular Agreement.

9.5. Treatment of Dividends.  At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Grantee until such time.  In the event that dividends are to be deferred, the Committee shall, in its discretion, determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash, or, if such dividends are paid in Shares, whether the Shares shall be deposited with the Company and subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.  If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee may, in its discretion, determine.  Payment of deferred dividends in respect of Shares of Restricted Stock

(whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.  Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent and under the terms provided by the Committee.

9.6. Delivery of Shares.  Upon the lapse of the restrictions on Shares of Restricted Stock and upon the vesting of Restricted Stock Units, the Committee shall cause a stock certificate to be promptly delivered to the Grantee with respect to such Shares, free of the restrictions set forth in this Section 9.  Notwithstanding the foregoing, the Committee may impose such additional restrictions as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

10.	Performance Awards.

10.1. Performance Units.  The Committee may, in its discretion, grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement.  Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Section 10.3(c) of (i) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee in its discretion, (ii) in the case of dollar-denominated Performance Units, the specified dollar amount or (iii) a percentage (which may be more than one hundred percent (100%)) of the amount described in clause (i) or (ii) depending on the level of Performance Objective attainment; provided, however, that, the Committee may, in its discretion, at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit.  Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

(a) Vesting and Forfeiture.  Subject to Sections 10.3(c) and 10.4, a Grantee shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle.

(b) Payment of Awards.  Subject to Section 10.3(c), payment to Grantees in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement.  Subject to Section 10.4, such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee shall, in its discretion, determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

10.2. Performance Shares.  The Committee may, in its discretion, grant Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement.  Each Agreement may require that an appropriate legend be placed on Share certificates.  Awards of Performance Shares shall be subject to the following terms and provisions:

(a) Rights of Grantee.  The Committee shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has, to the extent required by the Committee and in the manner specified by the Committee, executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares.  If a Grantee shall fail, to the extent required by the Committee, to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void.  At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee.  Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b) Non-Transferability.  Until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 10.2(c) or 10.4, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee.  The Committee may, in its discretion, also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

(c) Lapse of Restrictions.  Subject to Sections 10.3(c) and 10.4, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

(d) Treatment of Dividends.  At the time the Award of Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time.  In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Performance Shares) or held in cash or, if such dividends are paid in Shares, whether the Shares shall be deposited with the Company and subject to the same restrictions on transferability and forfeitability as the Performance Shares with respect to which they were paid.  If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee may, in its discretion, determine.  Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

(e) Delivery of Shares.  Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

10.3. Performance Objectives.

(a) Establishment.  Performance Objectives for Performance Awards may be based on and expressed in terms of one or more of the following business criteria: (i) revenue, (ii) net income, (iii) operating income, (iv) earnings, (v) net earnings, (vi) Share price, (vii) cash flow, (viii) EBITDA, (ix) total shareholder return, (x) total shareholder return relative to peers, (xi) financial returns (including, without limitation, return on assets, return on equity and return on investment), (xii) cost reduction targets, (xiii) customer satisfaction, (xiv) customer growth, (xv) employee satisfaction, (xvi) pre-tax profits, (xvii) net earnings, or (xiii) any combination of the foregoing.  Performance Objectives (and underlying business criteria, as applicable) may be in respect of: (i) the performance of the Company, (ii) the performance of any of its Subsidiaries, (iii) the performance of any of its Divisions, (iv) a per Share basis, (v) a per subscriber basis, or (vi) any combination of the foregoing.  Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.  The formula for determining Performance Objectives may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, core process redesigns, structural changes/outsourcing, and foreign exchange impacts.  The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

(b) Effect of Certain Events.  At the time of the granting of a Performance Award, or at any time thereafter, in either case to the extent permitted under Code Section 162(m) and the regulations thereunder without adversely affecting the treatment of the Performance Award as Performance-Based Compensation, the Committee may, in its discretion, provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

(c) Determination of Performance.  Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Code Section 162(m), the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance Based Compensation.

10.4. Effect of Change in Control.  In the event of a Change in Control, unless otherwise determined by the Committee in its discretion and set forth in the Agreement evidencing the Award or in an employment agreement between the Grantee and the Company, and subject to the provisions of Section 12.2, upon (i) the termination by the Company, Subsidiary, or Affiliate of the Optionee’s employment other than for Cause, during the thirteen (13) month period following the Change in Control (taking into account the deemed termination provisions of the last paragraph of such definition) or (ii) the termination of the Optionee’s employment for Good Reason, during the thirteen (13) month period following the Change in Control (taking into account the deemed termination provisions of the last paragraph of such definition).

(a) With respect to Performance Units, the Grantee shall (i) become vested in all outstanding Performance Units as if all Performance Objectives had been satisfied at the maximum level and (ii) be entitled to receive in respect of all Performance Units which become vested as a result of a Change in Control a cash payment within ten (10) days after termination of employment.

(b) With respect to Performance Shares, all restrictions shall lapse immediately on all outstanding Performance Shares as if all Performance Objectives had been satisfied at the maximum level.

(c) The Agreements evidencing Performance Shares and Performance Units shall provide for the treatment of such Awards (or portions thereof), if any, which do not become vested as the result of a Change in Control, including, but not limited to, provisions for the adjustment of applicable Performance Objectives.

(d) Notwithstanding the above, except as otherwise provided in an Agreement or employment agreement between the Grantee and the Company, the Committee may, in its discretion, do one or more of the following:  (i) arrange to have the surviving or successor entity assume the Performance Units or Performance Shares or grant replacement Performance Units or Performance Shares, as applicable, with appropriate adjustments so that such Awards or their replacements either (x) represent the right to receive cash or Shares as may be payable as a result of a Change in Control with respect to the amount of cash or Shares receivable upon the vesting of the Performance Units or Performance Shares had such vesting occurred in full prior to such Change in Control, or (y) represent the right to receive equity securities of the surviving or successor entity, but only if such equity securities are actively traded on an established securities market, or (ii) cancel the Performance Units or Performance Shares upon the payment to the Grantees in cash with respect to each such Award to the extent then otherwise payable in cash and/or securities of the surviving or successor entity (but only if such securities are actively traded on an established securities market) or in Shares (including any Awards as to which vesting or lapse of restrictions has taken place in accordance with (a) and (b) of this Section 10), of an amount, with respect to Performance Units, that is equal to the amount of cash payable as if all Performance Objectives had been satisfied at the maximum level, and, with respect to Performance Shares, that is equal to the Fair Market Value of the Shares payable as if all Performance Objectives had been satisfied at the maximum level.

10.5. Non-Transferability.  Until the vesting of Performance Units or the lapsing of any restrictions on Performance Shares, as the case may be, such Performance Units or Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

11.	Other Share Based Awards.

11.1. Share Awards.  The Committee may, in its discretion, grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion.  Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

11.2. Phantom Stock Awards.

(a) Grant.  The Committee may, in its discretion, grant shares of Phantom Stock to any Eligible Individual.  Such Phantom Stock shall be subject to the terms and conditions established by the Committee in its discretion and set forth in the applicable Agreement.

(b) Payment of Awards.  Upon the vesting of a Phantom Stock Award, the Grantee shall be entitled to receive a cash payment in respect of each share of Phantom Stock which shall be equal to the Fair Market Value of a Share as of the date the Phantom Stock Award was granted, or such other date as determined by the Committee in its discretion at the time the Phantom Stock Award was granted.  The Committee may, in its discretion, at the time a Phantom Stock Award is granted, provide a limitation on the amount payable in respect of each share of Phantom Stock.  In lieu of a cash payment, the Committee may, in its discretion, settle Phantom Stock Awards with Shares having a Fair Market Value equal to the cash payment to which the Grantee has become entitled.

12.	Effect of a Termination of Employment.

12.1. The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which shall be as the Committee may, in its discretion, determine at the time the

Option or Award is granted or thereafter.  In addition, such terms and conditions may be set forth in an employment agreement between the Eligible Individual and the Company.

12.2. Excise Tax Limitation.

(a) Notwithstanding anything contained in this Plan to the contrary, except as otherwise provided in an employment agreement between the Eligible Individual and the Company, to the extent that any payment, distribution or acceleration of vesting to or for the benefit of the Optionee or Grantee by the Company (within the meaning of Code Section 280G and the regulations thereunder), whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise (the “Total Payments”) is or will be subject to the excise tax imposed under Code Section 4999 (the “Excise Tax”), then the Total Payments shall be reduced (but not below zero) if and to the extent that a reduction in the Total Payments would result in the Optionee or Grantee retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise Tax), than if the Optionee or Grantee received the entire amount of such Total Payments.  Unless the Optionee or Grantee shall have given prior written notice specifying a different order to the Company to effectuate the foregoing, the Company shall reduce or eliminate the Total Payments, by first reducing or eliminating the portion of the Total Payments which are payable in cash and then by reducing or eliminating non-cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined).  Any notice given by the Optionee or Grantee pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive’s rights and entitlements to any benefits or compensation.

(b) The determination of whether the Total Payments shall be reduced as provided in Section 12.2(a) and the amount of such reduction shall be made at the Company’s expense by an accounting firm selected by the Optionee or Grantee from among the four largest accounting firms in the United States or at the Optionee’s or Grantee’s expense by an attorney selected by the Optionee or Grantee.  Such accounting firm or attorney (the “Determining Party”) shall provide its determination (the “Determination”), together with detailed supporting calculations and documentation to the Company and the Optionee or Grantee within ten (10) days of the termination of Optionee’s or Grantee’s employment.  If the Determining Party determines that no Excise Tax is payable by the Optionee or Grantee with respect to the Total Payments, it shall furnish the Optionee or Grantee with an opinion reasonably acceptable to the Optionee or Grantee that no Excise Tax will be imposed with respect to any such payments and, absent manifest error, such Determination shall be binding, final and conclusive upon the Company and the Optionee or Grantee.  If the Determining Party determines that an Excise Tax would be payable, the Company shall have the right to accept the Determination of the Determining Party as to the extent of the reduction, if any, pursuant to Section 12.2(a), or to have such Determination reviewed by an accounting firm selected by the Company, at the Company’s expense.  If the Company’s accounting firm and the Determining Party do not agree, a third accounting firm shall be jointly chosen by the Determining Party and the Company, at the Company's expense, in which case the determination of such third accounting firm shall be binding, final and conclusive upon the Company and the Optionee or Grantee.

13.	Adjustment Upon Changes in Capitalization.

(a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate proportional adjustments to (i) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual in any one calendar year period, (iii) the number and class of Shares or other stock or securities or other property (including cash) which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefor, if applicable, (iv) for Stock Appreciation Rights unrelated to an Option, the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, and (v) the Performance Objectives.

(b) Any such adjustment in the Shares or other stock or securities subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Options or Awards as Performance-Based Compensation.

(c) Any adjustment pursuant to this Section 13 in respect of Options or Stock Appreciation Rights that are Non-409A Awards shall be made only to the extent consistent with Treasury Regulation Section 1.409A-1(b)(5)(v) or a successor provision.

(d) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

14.	Effect of Certain Transactions.

Subject to Sections 6.4, 7.7, 9.4(b), and 10.4 or as otherwise provided in an Agreement or employment agreement between the Eligible Individual and the Company, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”) that does not constitute a Change in Control, the Plan and each Option and Award issued hereunder shall continue in effect in accordance with their respective terms, except that the Committee may, in its discretion, do one or more of the following:  (i) shorten the period during which Options and Awards are exercisable (provided they remain exercisable for at least thirty (30) days after the date on which notice of such shortening is given to the Optionees or Grantees); (ii) accelerate the vesting schedule or the lapse of any restrictions with respect to Options and Awards, (iii) arrange to have the surviving or successor entity assume the Options and Awards or grant replacement Options and Awards with appropriate adjustments in the exercise prices, and adjustments in the number and kind of securities issuable upon exercise or lapse of restrictions or adjustments so that the Options and Awards or their replacements represent the right to purchase or receive the stock, securities or other property

(including cash) as may be issuable or payable as a result of such Transaction with respect to or in exchange for the number of Shares purchasable and receivable upon the exercise of the Options and Awards had such exercise occurred in full prior to the Transaction, or (iv) with the prior written consent of the Optionee or Grantee (unless otherwise stated in the Agreement), cancel the Options and Awards upon the payment to the Grantees in cash (A) with respect to each Option and Award to the extent exercisable for or payable in Shares, of an amount that is equal to the Fair Market Value of the Shares subject to the Award or portion thereof over the aggregate exercise price for such Shares under the Award or portion thereof surrendered at the effective time of the Transaction, or (B) with respect to each Award to the extent not exercisable for or payable in Shares, of an amount that is equal to the cash value of the Award or portion thereof surrendered at the effective time of the Transaction.  The Committee may, in its discretion, also provide for one or more of the following alternatives in any particular Agreement.  The treatment of any Option or Award as provided in this Section 14 shall be conclusively presumed to be appropriate for purposes of Section 10.

15.	Interpretation.

Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act:

(a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith.  Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

(b) Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right and Performance Award granted under the Plan is intended to be Performance-Based Compensation.  The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as Performance-Based Compensation.

16.	Successors; Binding Agreement.

This Plan shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns, and the Company shall require any Successors and Assigns to expressly assume and agree to comply with the terms of the Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

17.	Termination and Amendment of the Plan or Modification of Options and Awards.

17.1. Plan Amendment or Terminatio.  The Plan shall terminate as of the tenth (10th) anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter.  The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a) no such amendment, modification, suspension or termination shall impair or adversely alter in any material respect any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

(b) to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

17.2. Modification of Options and Awards.  Subject to the provisions of the Plan, no modification of an Option or Award shall adversely alter or impair in any material respect any of the Participant's rights or the Company's obligations under the Option or Award without the consent of the Optionee or Grantee, as the case may be.

18.	Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

19.	Regulations and Other Approvals; Governing Law; Jury Trial Waiver.

19.1. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

19.2. Unless otherwise specified in an applicable Agreement, any suit, action or proceeding with respect to this Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be brought in any Court in St. Louis County, Missouri, and the Company and each Participant shall submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.  The Company and each Participant shall irrevocably waive any objections which he, she or it may have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Plan or any Award Agreement brought in any Court in St. Louis County, Missouri, and shall further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.  The Company and each Participant shall waive any right he, she or it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Plan or any Award Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party to any Award Agreement or relating to this Plan in any way.

19.3. The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee in its discretion.

19.4. The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

19.5. Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee in its discretion.

19.6. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder.  The Committee may, in its discretion, require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder.  The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

20.	Miscellaneous.

20.1. Multiple Agreements.  The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time.  The Committee may, in its discretion, also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

20.2. Withholding of Taxes.

(a) At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a “Taxable Event”), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance, or release from escrow, of such Shares or the payment of such cash.  The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes.  In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or Grantee may make a written election (the “Tax Election”), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.  Notwithstanding the foregoing, the Committee may, in its discretion, provide that an Optionee or Grantee shall not be entitled to exercise or receive an Award, as applicable, for which cash has not been provided by the Optionee or Grantee with respect to the Withholding Taxes applicable to such Award.

(b) Notwithstanding the foregoing, if Options have been transferred pursuant to the provisions of Section 6.1 the Optionee shall provide the Company with funds sufficient to pay such tax withholding when such withholding is due.  Furthermore, if such Optionee does not satisfy the applicable tax withholding obligation, the transferee may provide the funds sufficient to enable the Company to pay the tax withholding.  However, if Options have been transferred, the Company shall have no right to retain or sell without notice, or to demand surrender from the transferee of, Shares in order to pay such tax withholding.

(c) Required Consent to and Notification of Code Section 83(b) Election.  No election under Code Section 83(b) (to include in gross income in the year of transfer the amounts specified in Code Section 83(b) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(d) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b).  If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten (10) days thereof.

20.3. Effective Date.  The effective date of this Plan shall be as determined by the Board in its discretion, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company (i) pursuant to a written consent or (ii) present, or represented, and entitled to vote at a meeting of stockholders duly held, in either case in accordance with the applicable laws of the State of Delaware within twelve (12) months of the adoption of the Plan by the Board.  If any Awards are granted under the Plan before the date of such shareholder approval, such Awards automatically shall be granted subject to such approval.

20.4. Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to “covered employees” (within the meaning of Code Section 162(m)) and other Awards designated as awards of Performance-Based Compensation are intended to constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and the regulations thereunder.  Accordingly, the terms of Sections 4.1, 5.2, 7 and 10 shall be interpreted in a manner consistent with Code Section 162(m) and the regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be in a covered employee with respect to a fiscal year that has not yet been completed, the term covered employee as used herein shall mean only a person designated by the Committee as likely to be a covered employee with respect to a specified fiscal year.  If any provision of the Plan or any Agreement relating to an Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

20.5. Certain Limitations on Awards to Ensure Compliance with Code Section 409A.  For purposes of this Plan, references to an Option or Award term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Code Section 490A.  Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A.  For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of authority permitted under Code Section 409A, and any distribution subject to Code Section 409A(a)(2)(A)(i)(separation from service) to a “specified employee” as defined under Code Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i).  The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Code Section 409A is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A, responsibility for payment of such penalties shall rest solely with the affected Participant(s) and not with the Company.

20.6. Certain Limitations Relating to Accounting Treatment of Awards.  Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under FAS 123(R) shall not become subject to “variable” accounting solely due to the existence of such authority.

20.7. Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 20.7 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

20.8. Payments in the Event of Forfeitures; Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.9. Right of Setoff.  The Company or any Subsidiary or Affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a Subsidiary or Affiliate may owe to the Participant from time to time (including amounts payable in connection with any Award that are owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff; provided, however, that no such setoff may be made if such setoff would result in the imposition of penalties under Code Section 409A.   By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 20.9.

20.10. Unfunded Status of Awards; Creation of Trusts.  To the extent that any Award is deferred compensation, the Plan is intended to constitute an “unfunded” plan for deferred compensation with respect to such Award.  With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Agreement shall give any Participant the right to any specific assets or securities of the Company or any Subsidiary or Affiliate.

20.11. Conditions and Restrictions Upon Securities Subject to Awards.  Each Participant to whom an Award is made under the Plan shall (i) enter into an Agreement with the Company that shall contain such provisions consistent with the provisions of the Plan, as may be approved by the Committee and (ii) to the extent the Award is made at a time prior to the date Shares are not listed for trading on an established securities exchange, enter into a “Stockholder’s Agreement” that is substantially similar in all material respect to any stockholder’s agreement entered into by any other employee of the Company or its Subsidiaries in connection with the Award of any equity-based compensation. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award.  Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

20.12. Compliance with Laws and Regulations.  This Plan, the grant, issuance, vesting, exercise and settlement of Options and Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Options and Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Affiliates shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any Option or Award unless a registration statement with respect to the Shares underlying such Option or Award is effective and current or the Company has determined that such registration is unnecessary.  References in this Plan to a particular law, rule or regulation shall be deemed to include all subsequent amendments, modifications and interpretations as well as any successor provision thereto.

20.13. Deferral of Gains.  The Committee may, in an Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to an Award (other than an Option or Stock Appreciation Right). Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Code Section 409A(a)(1)(B).

20.14. No Effect on Employment or Service.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, for any reason and with or without cause.

20.15. Participation.  No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.  The Committee’s determination under the Plan (including, without limitation, determination of the Eligible Employees who shall be granted Awards, the form, amount and timing of such Awards, the terms and provisions of Awards and the Agreements and the establishment of Performance Objectives) need not be uniform and may be made by it selectively among Eligible Employees who receive or are eligible to receive Awards under the Plan, ether or not such Eligible Employees are similarly situated.

20.16. No Rights as Stockholder.  No Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

20.17. Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

20.18. Severability.  In the event any provision of the Plan or of any Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement, and the Plan and/or the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

20.19. Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

20.20. Other Benefits.  No Award granted or paid out under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

20.21. Costs.  The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Shares pursuant to any Awards hereunder.

[End of Document]